NEWS RELEASE

CLAYTON WILLIAMS ENERGY, INC.

FOR IMMEDIATE RELEASE
Wednesday, March 23, 2011

CLAYTON WILLIAMS ENERGY, INC. MAKES DEAL TO
INCREASE STAKE IN DELAWARE BASIN OIL PLAY

Midland, Texas, March 23, 2011 (BUSINESS WIRE) - Clayton Williams Energy, Inc. (“CWEI”) (NASDAQ–CWEI) has entered into an agreement with Chesapeake Exploration, L.L.C. where CWEI can earn 75% interest in leases held by Chesapeake under approximately 75,000 net acres in southern Reeves County, Texas.  CWEI has a commitment to drill at least 20 earning wells in the first year and an option to drill an additional 20 earning wells per year during the next four years to earn all of Chesapeake’s acreage. CWEI will carry Chesapeake for one-quarter of the costs in earning wells, which shall earn CWEI a 75% interest in 640 net acres. Subsequent wells in an earned area shall be drilled on a heads-up basis. CWEI shall receive credit towards its annual drilling obligations for drilling more than 20 earning wells in any year.

“This is a major opportunity for our company, and we will focus significant resources to this development project,” stated Clayton W. Williams, Jr.  The acreage is in the center of a developing oil and gas play called the “Wolfbone” where wells produce from the Avalon Shale, Bone Springs and Wolfcamp formations at depths from 8,000 to 13,000 feet.

“We’re excited to be doing business with people who are a part of a fine company like Chesapeake, and we see many years of development drilling in this project,” Mr. Williams said.

Clayton Williams Energy, Inc. is an independent energy company located in Midland, Texas.

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical or current facts, that address activities, events, outcomes and other matters that we plan, expect, intend, assume, believe, budget, predict, forecast, project, estimate or anticipate (and other similar expressions) will, should or may occur in the future are forward-looking statements.  These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events.  The Company cautions that its future natural gas and liquids production, revenues, cash flows, liquidity, plans for future operations, expenses, outlook for oil and natural gas prices, timing of capital expenditures and other forward-looking statements are subject to all of the risks and uncertainties, many of which are beyond our control, incident to the exploration for and development, production and marketing of oil and gas.

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These risks include, but are not limited to, the possibility of unsuccessful exploration and development drilling activities, our ability to replace and sustain production, commodity price volatility, domestic and worldwide economic conditions, the availability of capital on economic terms to fund our capital expenditures and acquisitions, our level of indebtedness, the impact of the current economic recession on our business operations, financial condition and ability to raise capital, declines in the value of our oil and gas properties resulting in a decrease in our borrowing base under our credit facility and impairments, the ability of financial counterparties to perform or fulfill their obligations under existing agreements, the uncertainty inherent in estimating proved oil and gas reserves and in projecting future rates of production and timing of development expenditures, drilling and other operating risks, lack of availability of goods and services, regulatory and environmental risks associated with drilling and production activities, the adverse effects of changes in applicable tax, environmental and other regulatory legislation, and other risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission.  The Company undertakes no obligation to publicly update or revise any forward-looking statements.

Contact:

Patti Hollums                                                                           Michael L. Pollard
Director of Investor Relations                                              Chief Financial Officer
(432) 688-3419                                                                        (432) 688-3029
e-mail: cwei@claytonwilliams.com
website: www.claytonwilliams.com